U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report: August 21, 2001



                              GOLDSTATE CORPORATION
                              ---------------------
        (Exact name of small business issuer as specified in its charter)

                                     NEVADA
                                     ------
              (State or other Jurisdiction as Specified in Charter



        00-26705                                         88-0354425
        --------                                         ----------
(Commission file number)                    (I.R.S. Employer Identification No.)



                       3305 Spring Mountain Road, Suite 60
                             Las Vegas, Nevada 89012
                             -----------------------
                    (Address of Principal Executive Offices)

                                 (888) 228-5526
                                 --------------
                           (Issuer's telephone number)

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Items 1 through 5 and 8 not applicable.

Item 6. Resignation of Registrant's Directors or Officers

     On August 13, 2001, the board of directors of Goldstate Corporation, a Nevada corporation (the "Company") accepted the resignation of Ron F. Horvat as a director and the president/treasurer of the Company. Subsequently, the remaining directors of the Company, pursuant to written unanimous consent in lieu of a special meeting dated August 14, 2001, elected Laara Shaffer as a director and the president/treasurer of the Company to fill the vacancies created by the resignation of Ron F. Horvart. As of the date of this Report, the directors and executive officers of the Company are as follows:

Name                       Age              Position with the Company
----                       ---              -------------------------

Laara Shaffer              53               Director and President/Treasurer

James Bunyan               37               Director and Secretary


     LAARA SHAFFER has been the President/Treasurer and a Director of the Company since August 14, 2001. Ms. Shaffer is a corporate management specialist with regulatory and reporting experience involving several publicly traded companies. Ms. Shaffer has developed skills involving private placement and stock option documentation, regulatory filings and news release dissemination and general administration of publicly traded companies listed on Canadian Venture Exchange, Toronto Stock Exchange and Montreal Stock Exchange. During the past five years, Ms. Shaffer has been self-employed and provides general financial, consulting and administrative services to various companies. Ms. Shaffer has been involved with providing international business relations and strategy development, investor relations and shareholder liaison, corporate public relations, press release and public information distribution and financial and business planning services. She currently is a member of the board of directors of seven companies: Madison Energy Corp., Southern Pacific Development Corp., Consolidated Dencam Developments Corp., Aquila Energy Corp., Pro Tech Ventures Corp., Euro-Net Investments Ltd., and X-Chequer Resources Inc.

     JAMES BUNYAN has been the Secretary and a Director of the Company since January 30, 2001. Mr. Bunyan is a corporate development specialist with international business development experience including industrial and commercial industries worldwide. Mr. Bunyan has developed skills in strategic business planning, mergers, acquisitions, disposals, turnarounds and fundraising with particular emphasis in the international mining industry. Mr. Bunyan is currently a director of Tiberon Minerals Limited in which he renegotiated a joint venture agreement for control of a major polymetallic deposit and arranged a share placing with a London-based investor group to finance further development. Mr. Bunyan is also currently a director of Madison Energy Limited in which he identifies acquisition targets. From 1998 through 1999, he served as the chief executive officer of Carpathian Gold S.A. and from 1993 through 1998, he served as associate director/corporate development consultant of Euroff Limited. In both capacities, Mr. Bunyan conducted review of strategic investment/financing strategies, joint venture initiatives, cost reduction options and organization review, and identified funding opportunities. Mr. Bunyan has a masters degree in business administration from Warwick University and a B.S. in Biochemistry from Heriot-Watt University.

Item 7. Financial Statements and Exhibits

(a)  Financial Statements of Businesses Acquired.

          Not applicable.

(b)  Pro Forma Financial Information.

          Not applicable.

(c)  Exhibits.

          Not applicable.



                                   SIGNATURES

     In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                             GOLDSTATE CORPORATION


Date: August 21, 2001                        By: /s/ Laara Shaffer
                                             ----------------------
                                             Laara Shaffer, President